AMENDMENT NO. 1 TO SHAREHOLDER'S AGREEMENT


AMENDMENT NO. 1 TO SHAREHOLDER'S AGREEMENT, dated as of this 13th day of September, 1996 (this "Amendment"), by and among American General Corporation, a Texas corporation ("AGC"), AGC Life Insurance Company, a Missouri corporation ("AGC Life"), and Western National Corporation, a Delaware Corporation (the "Company").

                                 WITNESSETH:

     WHEREAS, the Company and AGC entered into that certain Shareholder's Agreement dated December 2, 1994 (the "Shareholder's Agreement"); and

     WHEREAS, AGC Life is the assignee of the rights and obligations of AGC under the Shareholder's Agreement pursuant to that certain Assignment dated as of December 7, 1994; and

     WHEREAS, the Company and AGC will on the date hereof enter into an agreement pursuant to which AGC will acquire 7,254,464 shares of Series A Participating Convertible Preferred Stock, par value $.001 per share, of the Company ("Convertible Preferred Stock") (such 7,254,464 shares of Convertible Preferred Stock being referred to herein as the "Preferred Shares"); and

     WHEREAS, the parties hereto desire to have the Preferred Shares and the shares of common stock, par value $.001 per share, of the Company that are issuable upon conversion of the Preferred Shares ("Underlying Common Shares") subject to the certain terms of the Shareholder's Agreement and to make certain other amendments to the Shareholder's Agreement;

     NOW,  THEREFORE,  the  parties  hereto  agree  as  follows:

     (a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Shareholder's Agreement.

     (b) AGC shall be subject to the terms of the Shareholder's Agreement, as amended hereby, to the same extent as if AGC is also named "Stockholder" thereunder. The term "Shares" is defined to include the Preferred Shares, Underlying Common Shares and any shares of voting stock of the Company that may be acquired by AGC during the term of the Shareholder's Agreement.

     (c) Section 2.2 of the Shareholder's Agreement is hereby amended and restated as follows:

     "SECTION 2.2 TERM. Notwithstanding the termination of this Agreement due to the occurrence of the Termination Date or otherwise, the registration rights provided for in this Agreement shall survive and continue until the earliest to occur of (i) January 1, 2001; (ii) the date on which all remaining Shares are freely saleable without registration; or (iii) the date on which all Shares have been sold or otherwise disposed of by Stockholder, unless this Agreement is terminated pursuant to any instrument in writing expressly terminating this Section."

     (d) The terms of the Shareholder's Agreement shall be interpreted by the parties hereto so that: (i) the limitations of Section 1.2(b) of the Shareholder's Agreement shall be applicable to the aggregate number of Shares (as such term is modified by this Amendment) acquired or beneficially owned by AGC and AGC Life; (ii) the Company shall not be required to effect more than one Demand Registration in any six-month period nor more than an aggregate of six Demand Registrations, in the aggregate for AGC and AGC Life, pursuant to
Article II; and (iii) only two Stockholder Directors may be appointed, by the mutual agreement of AGC and AGC Life, pursuant to Section 3.1 of the Shareholder's Agreement and the stock ownership percentages in Section 3.2 of the Shareholder's Agreement shall be applicable to the aggregate number of Shares (as such term is modified by this Amendment) beneficially owned by AGC and AGC Life.

     (e) It is the intention of the parties hereto that the inclusion of AGC in the term "Stockholder" shall not increase the original rights granted to "Stockholder" pursuant to the Shareholder's Agreement prior to amendment.

     (f) An amendment to the initial 13D (specified in Section 1.5 of the Shareholder's Agreement) shall be filed by AGC (if and when required by the federal securities laws) representing that the acquisition of the Preferred Shares is for "investment purposes" and not for the purpose of acquiring or influencing control of the Company.

     (g) This Amendment may be executed in counterparts all of which together shall constitute a single agreement.

     (h) This Amendment shall become effective upon the closing of the acquisition by AGC of the Preferred Shares.

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     IN WITNESS WHEREOF, this Amendment has been executed and delivered by the undersigned  as  of  the  date  first  above  written.

                                   AMERICAN GENERAL CORPORATION


                                   By: /s/ Jon Newton
                                   ----------------------
                                   Name:   Jon Newton
                                   Title:  Vice Chairman and General Counsel


                                   AGC LIFE INSURANCE COMPANY


                                   By: /s/ Jon Newton
                                   -----------------------
                                   Name:   Jon Newton
                                   Title:  Vice Chairman and General Counsel

                                   WESTERN NATIONAL CORPORATION


                                   By: /s/ Michael J. Poulos
                                      ----------------------
                                   Name:   Michael J. Poulos
                                   Title:  President, Chairman of the Board
                                           and Chief Executive Officer